Exhibit 10.31

Execution Version

May 13, 2025

STRICTLY CONFIDENTIAL

Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752

Attn: Larry Jasinski, Chief Executive Officer

Dear Mr. Jasinski:

Reference is made to that certain engagement agreement (the “Engagement Agreement”), dated as of January 6, 2025, by and between Lifeward Ltd. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

The parties hereby agree to amend the Engagement Agreement (this “Amendment”), as evidenced by their signatures below, under the terms set forth herein as follows:

The first and second sentences of Paragraph B of the Engagement Letter are amended and restated as follows:

“The term of Wainwright’s exclusive engagement will begin on the date hereof and end on October 13, 2025 (the “Term”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded except as set forth herein. Notwithstanding anything to the contrary contained herein, this Amendment shall be subject to the provisions regarding governing law and miscellaneous provisions set forth in Paragraphs I and M of the Engagement Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this Amendment shall constitute a binding agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer
Date: 5/13/2025

Accepted and Agreed:

LIFEWARD LTD.

By: /s/ Larry Jasinski
Name: Larry Jasinski
Title: CEO